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                       [NEWPORT BANCORP, INC. LETTERHEAD]

                                  PRESS RELEASE


Subject:    NEWPORT BANCORP, INC. ANNOUNCES DATE OF ANNUAL MEETING

Contact:    Kevin M. McCarthy (401) 847-5500

Date:       May 30, 2007

FOR IMMEDIATE RELEASE

Newport, Rhode Island, May 30, 2007. Newport Bancorp, Inc. (the "Company") (Nasdaq: NFSB), the holding company for Newport Federal Savings Bank, today announced that the Company's annual meeting of stockholders will be held at the International Tennis Hall of Fame, Newport, RI on August 16, 2007 at 3:00 p.m.

Newport Bancorp, Inc. is the parent company of Newport Federal Savings Bank, a community-oriented financial institution operating five full-service branch locations in Rhode Island. Newport offers a broad array of retail and commercial lending and deposit services.




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